Exhibit 99.4

GRIFFIN AMERICAN IV HEALTHCARE REIT

18191 VON KARMAN AVENUE, SUITE 300
IRVINE, CA 92612

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information **up until 11:59 p.m. Eastern Time on September 29, 2021**. If you vote by Internet, you do not have to return your paper ballot. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GAHRIV2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Call toll-free on any touch-tone telephone to transmit your voting instructions **up until 11:59 p.m. Eastern Time on September 29, 2021**. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Completed proxy cards must be received **by September 29, 2021.**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D58130-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2(a), 2(b), 2(c), 4 AND 5 AND "FOR" EACH OF THE NOMINEES NAMED IN ITEM 3. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.

	For	Against	Abstain
1. To approve the merger of Griffin-American Healthcare REIT III, Inc. ("GAHR III") with and into a wholly owned subsidiary of Griffin-American Healthcare REIT IV, Inc. ("GAHR IV"), pursuant to the Agreement and Plan of Merger, dated as of June 23, 2021, by and among GAHR III, GAHR IV and the other parties thereto, which proposal is referred to as the "GAHR IV Merger Proposal."	☐	☐	☐
2. To approve the amendment and restatement of the charter of GAHR IV to do the following, which proposals are referred to collectively as the "GAHR IV Charter Amendment Proposals":			
2(a) Removal of certain limitations relating to (i) suitability of stockholders and (ii) collection of an internalization fee, which proposal is referred to as the "GAHR IV Charter Amendment Proposal (Merger Agreement)";	☐	☐	☐
2(b) Removal or revision of certain limitations required by the North American Securities Administrators Association and other conforming and ministerial changes; and	☐	☐	☐
2(c) Revision in order to bring the GAHR IV charter more in line with those of publicly-listed companies.	☐	☐	☐

NOTE: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the stock is jointly owned, the signature of one shall bind all unless the Secretary of the company is given written notice of the contrary and furnished with a copy of the instrument or order which so provides.

3. For the election of Jeffrey T. Hanson, Richard S. Welch, Brian J. Flornes, Dianne Hurley and Wilbur H. Smith III to serve as Directors until the Annual Meeting of Stockholders of Griffin-American Healthcare REIT IV, Inc. to be held in the year 2022 and until his or her successor is duly elected and qualifies.

Nominees:	For	Withhold
3a. Jeffrey T. Hanson	☐	☐
3b. Richard S. Welch	☐	☐
3c. Brian J. Flornes	☐	☐
3d. Dianne Hurley	☐	☐
3e. Wilbur H. Smith III	☐	☐

	For	Against	Abstain
4. For ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐
5. To approve any adjournments of the Annual Meeting of Stockholders of Griffin-American Healthcare REIT IV, Inc. for the purposes of soliciting additional proxies if there are not sufficient votes at the meeting to approve the GAHR IV Merger Proposal or any of the GAHR IV Charter Amendment Proposals, if necessary or appropriate, as determined by the chair of the GAHR IV Annual Meeting, which proposal is referred to as the "GAHR IV Adjournment Proposal."	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.
D58131-TBD
GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 30, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PLEASE VOTE BY SEPTEMBER 29, 2021
The undersigned stockholder of Griffin-American Healthcare REIT IV, Inc., a Maryland corporation, hereby appoints Cora Lo and Gabriel M. Willhite, and each of them, as proxies and attorneys-in-fact for the undersigned with full power of substitution in each of them as determined by the Griffin-American Healthcare REIT IV, Inc. Board of Directors, on behalf and in the name of the undersigned, to attend the 2021 Annual Meeting of Stockholders of Griffin-American Healthcare REIT IV, Inc. to be held on September 30, 2021 at 9:00 A.M. (PT), via live webcast at www.virtualshareholdermeeting.com/GAHRIV2021SM, and any and all adjournments and postponements thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned at the meeting and any adjournments or postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
This proxy is solicited on behalf of the Griffin-American Healthcare REIT IV, Inc. Board of Directors. In accordance with the recommendation of the Board of Directors or in the absence of such a recommendation, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any and all of the proposals referenced herein.
When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR” Items 1, 2(a), 2(b), 2(c), 4 and 5 and “FOR ALL” the nominees named in Item 3.
Continued and to be signed on reverse side